Exhibit 3.3 CERTIFICATE OF AMENDMENT



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


                              YIPPYYAHOO.COM, INC.
                               Name of Corporation

                  I, the undersigned, Romie J. Krickbaum, do hereby certify:
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                           That the Board of Directors of  YIPPYYAHOO.COM,  INC.
                           (the "Company), at a meeting duly convened and held on the 2nd day of June 2000, adopted a resolution to amend the original articles as follows:

     Article I is hereby amended to read as follows: The name of the Corporation is as follows:
                                    Shopathomekids.com, Inc.

                  The number of shares of the Company's common stock outstanding and entitled to vote on an amendment to the Articles of Incorporation was 3,000,000, that the said change and amendment was unanimously adopted on the 2nd day of June 2000 by the Company's shareholders.


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                                      Romie J. Krickbaum, President and Director